Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 17, 2007, relating to the balance sheet of Eagle Rock Energy Partners GP, L.P appearing in the Form 8-K of Eagle Rock Energy Partners, L.P. filed July 18, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Houston, Texas
July 27, 2007